Exhibit 5.1

Stradling Yocca Carlson & Rauth,

a Professional Corporation

Attorneys at Law

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

June 22, 2009

Clarient, Inc.

31 Columbia,

Aliso Viejo California 92656

Re: Clarient, Inc., Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 to be filed by Clarient, Inc., a Delaware corporation (the “Company”), with the Commission (as may be amended or supplemented, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 49,287,294 shares of Common Stock of the Company, $0.01 par value (the “Shares”).  All of the Shares are being registered on behalf of certain stockholders or warrant holders of the Company (the “Selling Stockholders”).  The Shares include 46,483,821 shares of Common Stock (the “Issued Shares”) that are held by the Selling Stockholders and 2,803,473 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of warrants held by the Selling Stockholders.  The Shares may be sold from time to time for the account of the Selling Stockholders set forth in the Registration Statement.

We have examined the proceedings heretofore taken and are familiar with additional proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Shares.

Based on the foregoing, it is our opinion that the Issued Shares have been legally issued, fully paid and non-assessable, and, assuming that the full consideration for the Warrant Shares has been received by the Company, it is our opinion that the Warrant Shares, when issued and sold in accordance with the terms of the underlying warrants, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth